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                                                                    EXHIBIT 99.2

                           EOTT ENERGY PARTNERS, L.P.

                      P.O. BOX 4666, HOUSTON, TX 77210-4666

                                                FOR FURTHER INFORMATION CONTACT:
                                                               Mary Ellen Coombe
                                                                    713-993-5152

HOUSTON, FEB 20, 2003 -- EOTT Energy Partners, L.P. (OTC Pink Sheets: EOTPQ) announced today that it has identified individuals to serve on the Board of Directors of EOTT Energy LLC upon implementation of its Plan of Reorganization. The Plan is expected to become effective on March 1, 2003. Under the terms of the Plan of Reorganization, EOTT Energy Partners, L.P. will emerge from bankruptcy as a new entity, EOTT Energy LLC, as the owner of the limited partnerships through which EOTT's business is operated.

Joining the Board are: J. Robert Chambers, a managing director at Lehman Brothers, Inc.; Julie H. Edwards, executive vice president, finance and administration and chief financial officer of Frontier Oil Corporation; Robert
E. Ogle, a managing director in the Corporate Advisory Services practices of Huron Consulting Group; S. Wil VanLoh, Jr., president, co-founder and managing partner, Quantum Energy Partners; and Daniel J. Zaloudek, founder of multimedia content company IMEDIA, and a former senior executive with international oil and gas operations of Koch Industries. Thomas M. Matthews, the former chief executive officer of Avista and former president of NGC Corporation, and James
M. Tidwell, chief financial officer and vice president of finance for WEDGE Group Incorporated, will also join the new Board. Mr. Matthews and Mr. Tidwell currently serve on the Board of EOTT Energy Corp., the General Partner of EOTT Energy Partners, L.P. Mr. Matthews will serve as Chairman of the new board.

Commenting on the prospective Board reorganization, EOTT's President and Chief Executive Officer, Dana R. Gibbs said, "The members of the new board are distinguished by their extensive expertise and relevant business experience. Drawing on backgrounds in energy services, finance and business reorganization, we look forward to their individual contributions to our strong framework for competing in the future, with solid customer relationships, a stronger financial position and a clear plan for growth."

EOTT Energy Partners, L.P. and its subsidiaries filed for protection under Chapter 11 of the U.S. Bankruptcy Code on October 8, 2002 in the United States Bankruptcy Court for the Southern District of Texas, Corpus Christi Division, under a "fast track" process to significantly reduce its debt, restructure its finances, and formalize a complete separation from Enron Corp.

Following is background information about each of the members of EOTT's new board:

J. ROBERT CHAMBERS

Mr. Chambers is currently a Managing Director at Lehman Brothers, Inc., where he manages the Lehman Energy Fund portfolio with 13 years of energy finance experience. Earlier, he was a fixed income analyst in Lehman's High Yield Department, covering the energy sector. During this time, he was named to the Institutional Investor All-American Research Team on five separate occasions. Mr. Chambers has been involved in numerous energy company restructurings/bankruptcies, including Forcenergy, Costilla Energy, Dailey International, Rigco North America, and Presidio Oil Company. Prior to his tenure with Lehman Brothers, Mr. Chambers served in the Investment Banking Department of Kidder, Peabody & Company from 1989 to 1994.


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Mr. Chambers graduated magna cum laude from Texas A&M with a B.B.A. in Finance and Accounting.

JULIE H. EDWARDS

Ms. Edwards is Executive Vice President, Finance and Administration, and Chief Financial Officer of Frontier Oil Corporation in Houston, Texas, where she earlier held the posts of secretary and treasurer. Prior to joining Frontier (formerly Wainoco Oil), she was Vice President of Corporate Finance with Smith Barney, Harris Upham & Co. Inc., in New York and Houston where she focused on the energy sector. She began her career as a petroleum geologist working with Amerada Hess Corporation and American Ultramar, Ltd.

Ms. Edwards graduated from Yale College, Yale University, where she earned a B.S. in Geology and Geophysics. She was awarded her MBA with a concentration in Finance by Wharton Graduate School.

THOMAS M. MATTHEWS

Mr. Matthews currently provides strategic and advisory assistance to companies, individuals and universities on business, political and education issues. In his last corporate post, Matthews served as CEO of Avista Corp., leading the company in independent power, telecommunications, fuel cells and the Internet, as well as the continued expansion of its electric and gas utility operations. Before his tenure with Avista, Mr. Matthews served as president of NGC Corp., where he was responsible for oversight of worldwide operations, as well as the company's corporate merger and acquisition, legal, regulatory, and information technology functions. Previously, Matthews was Vice President of Texaco, Inc. serving as president of its refinery and marketing and global gas and power divisions.

Mr. Matthews graduated with honors in civil engineering from Texas A&M University. He has completed postgraduate training in petroleum and natural gas engineering at the University of Oklahoma and executive program training at Stanford University in finance and Columbia University in international business. Mr. Matthews also serves on the board of Environmental Power Corporation.

ROBERT E. OGLE

Mr. Ogle is a Managing Director in the Corporate Advisory Services practice of Huron Consulting in Houston, where he focuses on corporate restructuring. Prior to his association with Huron, Mr. Ogle was a partner with Arthur Andersen LLP, and also a partner with Spicer & Oppenheim, where he led its litigation support and bankruptcy practice. Earlier in his career, he served in the internal audit department of Gulf Oil Corporation and in private accounting practice.

Mr. Ogle graduated from Southern Illinois University-Edwardsville with a B.S. in Accounting and received a Masters Degree in Accounting from the University of Missouri-Columbia. He is a Certified Public Accountant, member of the American Institute of Certified Public Accountants, former Secretary and Board of Director of the Texas Society of Certified Public Accountants ("TSCPA"), and former President of the Houston Chapter of the TSCPA. A member of the Association of Insolvency Accountants, Mr. Ogle is a Turnaround Manager of the Association of Certified Turnaround professionals, member of the American Bankruptcy Institute and of the National Association of Bankruptcy Trustees, and a Certified Fraud Examiner.

JAMES M. TIDWELL

Mr. Tidwell currently serves as Vice President and Chief Financial Officer of WEDGE Group Incorporated, a position that he has held since January 2000. WEDGE is a diversified firm with



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subsidiaries in engineering and construction, hotel, oil and gas, and real estate businesses. Prior to joining WEDGE, Mr. Tidwell served as President of Daniel Measurement and Control, a division of Emerson Electric Company and as Executive Vice President and Chief Financial Officer of Daniel Industries Inc., a leading supplier of specialized equipment and systems to oil, gas and process operators and plants to measure and control the flow of fluids. Prior to joining Daniel Industries, Mr. Tidwell served as Senior Vice President and Chief Financial Officer of Hydril Company, a worldwide leader in engineering, manufacturing and marketing premium tubular connections and pressure control devices for oil and gas drilling and production.

Mr. Tidwell holds a B.S. degree in Business and a Masters degree in Accounting from the University of Kansas. He is also a Certified Public Accountant. Mr. Tidwell serves on the boards of Pioneer Drilling Company, T3 Energy Services, and Tidelands Geophysical and is a member of the audit committee of each.

S. WIL VANLOH, JR.

Mr. VanLoh serves as President and is a co-founder and Managing Partner of Quantum Energy Partners, a private equity fund specializing in the energy industry. He is responsible for co-managing Quantum's investment activities, including investment sourcing, due diligence, transaction execution and portfolio company monitoring. Additionally, Mr. VanLoh actively works with Quantum's portfolio companies on such activities as structuring debt and equity placements, executing commodity hedges, and providing merger, acquisition and divestiture advice. Prior to Quantum, Mr. VanLoh co-founded Windrock Capital, Ltd., an energy investment banking firm specializing in raising private equity and providing merger, acquisition and divestiture advice for energy companies. Earlier in his career, he was an investment banker in Kidder, Peabody & Co.'s Natural Resources Group and also with NationsBank Investment Banking.

Mr. VanLoh holds a degree in Finance from Texas Christian University. He currently serves as director/manager of a number of Quantum portfolio companies, including Saxet Energy, Ltd., Pointwest Energy Inc., Meritage Energy Partners, LLC, EnSight Energy Partners, LP, Cougar Hydrocarbons Inc., Tri-C Energy, LP and Rockford Energy Partners, LLC. He is a former Director/Manager of Texoil, Inc., Crown Oil Partners, LP and Parks & Luttrell Energy Partners, LP. Mr. VanLoh is a member of the IPAA Finance Committee.

DANIEL J. ZALOUDEK

Mr. Zaloudek is a business investor, consultant and political advisor based in Tulsa, Oklahoma. The founder of IMEDIA, inc., an international multimedia content company, he also owns farming and ranching interests in Oklahoma. Mr. Zaloudek earlier held several key executive positions at Koch Industries in Wichita Kansas, and was responsible for all aspects of Koch's international oil and gas business. Prior to Koch Industries, he served as engineer, economic coordinator and business manager for Exxon.

Mr. Zaloudek holds a M.B.A. from Louisiana State University and a B.S. in Mechanical Engineering from Oklahoma State University. He is a member of the Board of Trustees for Oklahoma State University in Tulsa, and was a member of the OSU Foundation Board of Governors and Board of Trustees and served as chairman of the Foundation. He is also a former member of the Board of Directors of the American Legislative Exchange Council (ALEC) and the Wichita Technology Corporation, a joint public-private organization.

The Plan of Reorganization was confirmed on February 18, 2003 by the U.S. Bankruptcy Court for the Southern District of Texas in Corpus Christi. The Plan will become effective on March 1, 2003. However, EOTT's Plan of Reorganization is subject to appeal for ten days following the entry date of the Court's orders.



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ABOUT EOTT

For current information on the plan of reorganization, please see updates at www.eott.com.

EOTT Energy Partners, L.P. is a major independent marketer and transporter of crude oil in North America. EOTT also processes, stores, and transports MTBE, natural gas and other natural gas liquids products. EOTT transports most of the lease crude oil it purchases via pipeline that includes 8,000 miles of intrastate and interstate pipeline and gathering systems and a fleet of more than 230 owned or leased trucks. The partnership's common units are traded under the ticker symbol "EOTPQ: PK".

SAFE HARBOR STATEMENT

This press release includes "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although EOTT Energy Partners, L.P. believes that its expectations are based on reasonable assumptions, it can give no assurance that such expectations will be achieved. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include, but are not limited to, the timing of the effectiveness of the Plan of Reorganization, which is subject to possible appeal and the effects thereof, EOTT's ability to successfully operate under the Plan of Reorganization once implemented, EOTT's ability to maintain its critical commercial relationships, demand for various grades of crude oil and the resulting changes in pricing conditions, the success of the partnership's risk management activities, the partnership's success in its continuing efforts to reduce costs, and general conditions in the oil and gas and financial markets during the periods covered by the forward-looking statements.


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